UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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March 12, 2007
Dear Member:
You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC, which will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Tuesday, April 3, 2007, at 6:30 p.m.
The following documents are being provided to you along with this letter:
1.	Notice of Annual Meeting of Members

2.	Proxy Statement

3.	Ballot

4.	2006 Annual Report

5.	A return envelope
There are two items on the ballot for the meeting. One item is the election of directors. There are eight candidates for the three director positions that need to be filled at the meeting. The other item on the ballot is the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC’s independent auditor for the fiscal year ending September 30, 2007.
It is important that your units be represented and voted at the meeting. The Directors therefore urge you to review the materials being provided to you, and then complete, sign and date your ballot and promptly return it in the enclosed envelope. This will also help ensure a quorum at the meeting and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you attend the meeting and want to change your vote, you will be able to obtain a new ballot at the meeting. You also can, however, wait to vote by ballot at the meeting.
On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.
Sincerely,
/s/ William Couser
William Couser, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
April 3, 2007

To the Members:
You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Tuesday, April 3, 2007 at 6:30 p.m. for the following purposes:
1.	To elect three directors;

2.	To ratify the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC’s independent auditor for the fiscal year ending September 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Only members of record on March 12, 2007, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot in the enclosed envelope. This will help ensure a quorum at the meeting, and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you attend the meeting and want to change your vote, you will be able to do so if you notify the chairperson or the secretary of the meeting at any time before the vote of the members is taken at the meeting. You will then be provided with another ballot to complete and deliver at the meeting. You also can, however, wait to vote by ballot at the meeting.
The accompanying Proxy Statement describes in more detail the matters to be voted upon at the meeting.
A copy of the 2006 Annual Report, which includes financial statements, is also enclosed.
By Order of the Directors,
/s/ Timothy Fevold
Timothy Fevold, Secretary
Nevada, Iowa
March 12, 2007

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201
PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON APRIL 3, 2007
GENERAL INFORMATION
This Proxy Statement is being provided by Lincolnway Energy, LLC (“Lincolnway Energy”) in connection with the annual meeting of the members which will be held on April 3, 2007, at 6:30 p.m., at Gates Hall, 825 15th Street, Nevada, Iowa, and any adjournment or postponement thereof (the “Meeting”).
If a ballot is properly completed and timely returned, the units it represents will be voted at the Meeting in accordance with the specifications provided in the ballot. If a member returns the ballot to Lincolnway Energy prior to the Meeting, but attends the Meeting and desires to change the member’s vote, the member may do so if the member notifies the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. The member will then be provided with another ballot to complete and deliver at the Meeting.
This Proxy Statement and the accompanying ballot were first mailed to members on or around March 12, 2007. The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Lincolnway Energy.
The ballot is solicited on behalf of the Directors of Lincolnway Energy.
VOTING SECURITIES
Only members of record as of the close of business on March 12, 2007 are entitled to notice of, and to vote at, the Meeting.
Lincolnway Energy’s authorized units consists of a single class of units, with no par value (“Units”). There were 42,859 Units outstanding on March 12, 2007. Those Units were held by 955 different members. Each member has one vote for each Unit held by the member.
The members holding at least twenty-five percent (25%) of the outstanding Units will constitute a quorum of the members for purposes of the Meeting. A member attending the Meeting will be counted for purposes of establishing a quorum for the Meeting. A member voting by a proxy, or by a ballot which is timely returned to Lincolnway Energy prior to the Meeting, will also be deemed present at the Meeting and counted for purposes of establishing a quorum for the Meeting. In order for a ballot to be timely returned, the ballot must be received at the principal office of Lincolnway Energy by not later than 3:00 p.m. on April 3, 2007.

If a quorum is present at the Meeting, the vote of the members holding at least a majority of the Units which are represented at the Meeting (in person or by proxy or ballot) will be the act of the members with respect to both the election of directors and the ratification of the selection of Lincolnway Energy’s independent auditors, which are the two matters which will be voted upon by the members at the Meeting.
Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the matters to be voted upon at the Meeting.
Lincolnway Energy’s Operating Agreement provides that voting by the members may be by proxy or by mail ballot if authorized by the Directors. The Directors have authorized the use of a mail ballot for the Meeting, and a ballot is being provided to you along with this Proxy Statement.
Lincolnway Energy will tabulate the results of the voting by the ballots which are returned before the Meeting, and will announce those results at the Meeting. Members will, however, be permitted to present their ballots at the Meeting, and if you return your ballot to Lincolnway Energy prior to the Meeting, but you attend the Meeting and want to change your vote, you will be permitted to do so if you notify the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting. You will then be provided with another ballot to complete and deliver at the Meeting. The vote of the members at the Meeting will be taken by a ballot in the same form being provided along with this Proxy Statement.
Given that the vote at the Meeting is being taken by ballot provided to the members before the Meeting, no member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the election of three directors and the ratification of the selection of Lincolnway Energy’s independent auditors as described and provided in this Proxy Statement.
ELECTION OF DIRECTORS
Lincolnway Energy has nine directors. Each director is elected to a three year term and until his or her successor is elected and qualified. The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year. The staggering of the terms of the directors was commenced at the annual meeting of the members which was held on March 27, 2006, at which meeting three directors were elected to a one year term, three directors were elected to a two year term, and three directors were elected to a three year term.
The term of three directors will expire at the Meeting, so one of the purposes of the Meeting is to elect three directors for Lincolnway Energy. The directors who are elected at the meeting will each serve a three term as a director and until their successor is elected and qualified. The nominees for those director positions are identified below.

Lincolnway Energy has two processes by which an individual can be nominated for election as a director. Those processes are provided for in Section 5.3(b) of the Operating Agreement of Lincolnway Energy.
One of those processes requires nominations from the Directors, because Section 5.3(b) of the Operating Agreement provides that one or more nominees for director positions up for election shall be named by the then current directors or by a nominating committee established by the directors. Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the Directors, has nominated four individuals for election as a director at the Meeting.
The other process provided for in Section 5.3(b) of the Operating Agreement allows a nominee for election as a director to be designated by any member or members holding at least five percent of the outstanding Units if a notice setting out the information described in Section 5.3(b) is given to Lincolnway Energy within the time period provided for in Section 5.3(b). The nominee must also consent to be named as a nominee in Lincolnway Energy’s proxy statement and to serve as a director if elected, and to provide Lincolnway Energy with the information contemplated by Section 5.3(b). Four of the director nominees were nominated pursuant to the member nomination process.
The Directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.
There are three director positions to be filled, and there are eight nominees to fill those three positions. You cannot vote for more than three of the nominees. If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for less than three nominees. In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you return a ballot but you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be deemed present for purposes of establishing a quorum for the Meeting.
There must be at least twenty-five percent (25%) of the outstanding Units represented at the Meeting (in person or by proxy or ballot) in order for there to be a quorum for the Meeting. If a quorum is present, a nominee must receive the vote of the members holding at least a majority of the Units which are represented at the Meeting in order to be elected as a director. For example, if 40,000 Units are represented at the Meeting, a nominee would need to receive the vote of the members holding at least 20,001 Units in order to be elected as a director. Since there are eight nominees for only three director positions, it is possible that no nominee, or only one or two nominees, will receive the necessary vote of the members.

If none of the nominees receive the necessary vote of the members, Lincolnway Energy will either call a special meeting of the members or conduct the election of directors through the mail by ballot, and the three incumbent directors who were running for re-election will remain in office until their successors have been elected by the members.
If only one or two of the nominees receive the necessary vote of the members, that nominee or those two nominees, as the case may be, will be elected as directors, and Lincolnway Energy will either call a special meeting of the members or conduct the election of the remaining director or directors through the mail by ballot. If there is one unfilled director position, the incumbent director who received the most votes at the Meeting but who was not re-elected as a director will remain in office until his successor has been elected by the members. If there are two unfilled director positions, the two incumbent directors who received the most votes at the Meeting but who were not re-elected as a director will each remain in office until their successors have been elected by the members.
Directors Continuing In Office After the Meeting.
The following paragraphs provide some information regarding the Directors whose term extends beyond the date of the Meeting.
William Couser. Mr. Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Couser has been the chairman of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. He also served as the interim president and CEO of Lincolnway Energy from May, 2004 until July 13, 2005. Mr. Couser has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Mr. Couser is 52.
Jeff Taylor. Mr. Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Taylor has also served as the vice president of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Taylor has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Mr. Taylor is 40.
Timothy Fevold. Mr. Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Fevold has also served as the secretary of Lincolnway Energy since May, 2004. Mr. Fevold has been employed by Hertz Farm Management, based in Ames, Iowa, since 1982, and his responsibilities involve the management of farms. Mr. Fevold has also been licensed as a real estate broker in Iowa since approximately 1987. Mr. Fevold is 46.

Terrill Wycoff. Mr. Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Wycoff has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Wycoff has been employed by First National Bank, Ames, Iowa for approximately 45 years, and currently serves as the executive vice president of First National Bank. He is also a member of the board of directors of First National Bank. Mr. Wycoff is 64.
Brian Conrad. Mr. Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2008. Mr. Conrad has been employed with John Deere Credit since 1988. He has held various positions with John Deere Credit, including credit operations, and sales and marketing. His current position with John Deere Credit is business development manager for the wind energy group. Mr. Conrad is 45.
Rick Vaughan. Mr. Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2009. Mr. Vaughan has been the General Manager of Prairie Land Cooperative since February 1995. Mr. Vaughan is 47.
Nominees for Director.
The term of three directors will expire at the Meeting, so three directors need to be elected at the Meeting. The individuals who are elected to those three director positions will each serve until the annual meeting of the members which will be held in 2010 and until their successors are elected and qualified. There are eight nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.
Nominees of the Nominating Committee of the Directors.
The nominating committee of the Directors, with the unanimous approval of the Directors, has nominated four individuals for election as a director at the Meeting. The four following paragraphs provide some information regarding those nominees. The nominees are presented in alphabetical order in the following paragraphs. The Directors recommend the election of any three of those nominees.
David Eggers. Mr. Eggers has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting. Mr. Eggers has been self-employed as a farmer for over 36 years, with his farming operations including corn and soybean crops and a wean-to-finish swine operation with his sons. He was also part owner of Nevada Farm Equipment from 1991-2002. Mr. Eggers also runs a retail anhydrous ammonia business which provides services to the area. He is also a member of Farm Bureau, Corn Growers and other various organizations. Mr. Eggers is 58.
David Hassebrock. Mr. Hassebrock has been a director of Lincolnway Energy since March 27, 2006, and his current term as a director will end at the Meeting. Mr. Hassebrock has been an owner, director and employee of Hassebrock Farms, Inc. since 1984. Hassebrock Farms, Inc. operates a livestock and grain business. He has served on the board of directors of Heart of Iowa Cooperative since 2001, and he also serves as the board secretary for Heart of Iowa Cooperative. Mr. Hassebrock is the individual who has been nominated for election as a director by Heart of Iowa Cooperative pursuant to the right given to Heart of Iowa Cooperative to designate one individual for election as a director under the Amended and Restated Grain Handling Agreement between Heart of Iowa Cooperative and Lincolnway Energy. Mr. Hassebrock is 50.

James Hill. Mr. Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting. Mr. Hill has been self-employed as a farmer since 1969. He has also served as an advisory council member for Farm Credit Services of America since approximately 1994. Mr. Hill is 61.
Richard Johnson. Richard D. Johnson has been a self-employed certified public accountant since 2003 and, other than as a shareholder, has had no business or other affiliation with Lincolnway Energy.
From 1979 to 2003 he served as the elected Auditor of State for the State of Iowa.
He has served since 2006 as a director of a bank holding company, Ogden Bancshares, and as a director of one of its subsidiaries, Vision Bank of Iowa. He also has served as a director of EMC National Life Insurance Company (EMCNL) since 2003 and has been a director and treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000. Mr. Johnson serves as a member of the audit committee of Ogden Bancshares and is chairman of the audit committees for EMCNL and PMMIC. None of these entities are reporting companies under the Securities Exchange Act of 1934.
On December 31, 2006, Mr. Johnson completed a six year term as a trustee of the Financial Accounting Foundation, the board that oversees and provides board member selection and funding of the national Accounting Standards Boards. Since January, 2003, Mr. Johnson has served as a member of the Iowa Accountancy Examining Board where he is currently vice chairman and a member of the disciplinary committee. The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa.
Richard Johnson, 72, has been a Boone County farm owner since 1969 and resides in Sheldahl, Iowa.
Nominees From Member Nomination Process.
Section 5.3(b) of the Operating Agreement of Lincolnway Energy allows a nominee for election as a director to be designated by any member or members holding at least five percent of the outstanding Units by following the procedures set out in Section 5.3(b). Four individuals were nominated for election as a director at the Meeting pursuant to that process, and the following four paragraphs provide some information regarding those nominees. The nominees are presented in alphabetical order in the following paragraphs.

Franklin Codel. Mr. Codel is an executive vice president, finance and corporate real estate, with Wells Fargo Home Mortgage in West Des Moines, Iowa. He has been employed by Wells Fargo for over ten years. He also serves as the treasurer and on the board of directors of the Iowa Environmental Council. Mr. Codel received a degree in engineering sciences from Harvard University in 1986, and an MBA in finance from the University of Texas at Austin in 1989. Mr. Codel is 42.
Lad Grove. Mr. Grove graduated from Iowa State University in 1970 with a Bachelor of Science degree. He graduated from Drake Law School in 1973, and he has practiced law since that time. He has practiced in Ames, Iowa since 1976. Mr. Grove’s law practice has been a solo general practice involving real estate, business, probate, estate planning, litigation, family law and criminal defense law. Mr. Grove has also been involved in the ownership and management of residential real estate since 1981, including as an officer, director and owner of Grove Real Estate, Tamarack Apartments, Inc., Lad Grove Corporation, and 4403 Ontario Cooperative Housing. He also owns and operates certain farm ground. Mr. Grove is 58.
Kurt Olson. Mr. Olson graduated in 1978 from Iowa State University in ag-economics and has worked in the agricultural industry for 28 years. In that time he has been the head of several agricultural businesses. For Litchfield Realty Company he managed both commercial real estate and central Iowa farmland, while serving as an executive director from 1987 to 2003. During that time he also served as the president of the Litchfield Realty and its subsidiary, AgServ Company. With AgServ he was involved with the purchase, construction, expansion, and operation of the following projects: a grain elevator, agronomy supplier, feed manufacturer and a soybean seed processor, In 1995 he started a company called FarmLand Real Estate and Management, LC to market crop insurance and manage farmland, eventually purchasing the business in 2003. Mr. Olson remains actively involved in the business operations and management of real estate in central Iowa. Mr. Olson is 50.
Perry Ritland. Mr. Ritland has been an associate director (non-voting) of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Mr. Ritland has been self-employed as a farmer since 1975. He served on the Heart of Iowa Coop board from 1995-2004, serving as Vice President and President of the board. He has been a committee member of the Story County Farm Service Agency since 1997, and has been serving as Chairman of the committee since 2002. Mr.Ritland is 49.
Committees of the Directors.
Nominating Committee. All of the Directors of Lincolnway Energy served as the nominating committee during the fiscal year ended September 30, 2006. Lincolnway Energy established a nominating committee comprised of two Directors for the fiscal year ending September 30, 2007, and the members of the nominating committee for the fiscal year ending 2007 are Rick Vaughan and Jeff Taylor. The nominating committee held one meeting during fiscal year 2006, and it has held one meeting in fiscal year 2007, through March 1, 2007. All of the members of the nominating committee attended at least 75% of those meetings. The nominating committee does not have a charter.

The Directors have analyzed the independence of each member of the nominating committee and have determined that all of the members during fiscal year 2006 and all of the members for fiscal year 2007 meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.
The general functions performed by the nominating committee are to:
•	Recommend nominees for election as a director for those director positions to be elected at each annual or special meeting of the members;

•	Identify and recommend candidates to fill any vacancy in a director position occurring between annual member meetings; and

•
Review and respond to any nominations for director which are submitted by any member or members, including pursuant to the director nomination process set forth in Section 5.3(b) of the Operating Agreement of Lincolnway Energy.

The nominating committee reviews with the Directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation. The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the Directors as a whole and for individual Directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry. The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to service as a director. In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual’s general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual’s understanding of Lincolnway Energy’s business and operations; the individual’s educational and professional background; and the individual’s personal accomplishments. The nominating committee evaluates each individual in the context of the Directors as a whole, with the objective of recommending a group that can best help achieve success for Lincolnway Energy’s business and represent member interests through the exercise of sound business judgment using the Directors’ diversity of experience. In determining whether to recommend a director for re-election, the nominating committee also considers the director’s past attendance at meetings and the director’s participation in and contributions to the activities of the Directors. All nominees recommended by the nominating committee are subject to approval by the Directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees. The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other Directors or by any members. The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee. Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the Directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.
The nominating committee, with the unanimous approval of the Directors, has nominated four individuals for the three director positions that need to be filled at the Meeting. Three of the nominees, David Eggers, Dave Hassebrock and Jim Hill, are incumbent directors who are standing for re-election. The other nominee, Richard Johnson, was recommended to the nominating committee by Bill Couser and Jeff Taylor.
The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 5.3(b) of the Operating Agreement of Lincolnway Energy. Under Section 5.3(b), any member or members holding at least 5% of the outstanding Units may nominate an individual for election as a director by giving Lincolnway Energy a notice setting out the information described in Section 5.3(b) within the time period provided for in Section 5.3(b). The nominee must also consent to be named as a nominee in Lincolnway Energy’s proxy statement and to serve as a director if elected, and to provide Lincolnway Energy with the information contemplated by Section 5.3(b). The information must include all information regarding the nominee which is required to be included in the proxy materials of Lincolnway Energy under the rules of the Securities and Exchange Commission and as may be reasonably required in order to determine the eligibility of the nominee to serve as a director of Lincolnway Energy. A nominee properly nominated by the members in accordance with Section 5.3(b) of the Operating Agreement will be included as a nominee for election as a director at the annual meeting in question.
Franklin Codel, Lad Grove, Kurt Olson and Perry Ritland were nominated for election as a director at the Meeting by members pursuant to the nomination process set forth in Section 5.3(b) of the Operating Agreement.
Audit Committee. Lincolnway Energy has an audit committee which is comprised of 4 of the Directors. The members of the audit committee during the fiscal year ended September 30, 2006 were Terry Wycoff, Jim Hill, Timothy Fevold and Brian Conrad, and the members of the audit committee for the fiscal year ending September 30, 2007 are Terry Wycoff, Timothy Fevold, Brian Conrad and James Hill. The audit committee did not hold any meetings during fiscal year 2006, and has held 1 meeting during fiscal year 2007, through March 1, 2007. All of the members of the audit committee attended the meeting. The audit committee does not have a charter.
The Directors have analyzed the independence of each member of the audit committee and have determined that all of the members during fiscal year 2006 and all of the members for fiscal year 2007 meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

The general function performed by the audit committee is to assist the Directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy. The audit committee’s role includes overseeing the audit of Lincolnway Energy’s financial statements and the work of Lincolnway Energy’s internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy’s processes to manage business and financial risk. The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy’s financial statements and internal control over financial reporting. The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.
The Directors have determined that Terry Wycoff is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission.
The report of the audit committee appears later in this proxy statement.
Compensation Committee. Lincolnway Energy has a human resources, benefits and compensation committee (“compensation committee”) which is comprised of 4 of the Directors. The members of the compensation committee during the fiscal year ended September 30, 2006 were Terry Wycoff, Tim Fevold, Dave Eggers and Rick Vaughan, and those same individuals are the members of the compensation committee for the fiscal year ending September 30, 2007. The compensation committee held 4 meetings during fiscal year 2006, and has not held any meetings during fiscal year 2007, through March 1, 2007. All of the members of the compensation committee attended at least 75% of those meetings. The compensation committee does not have a charter.
The general functions performed by the compensation committee are the following:
•	Assisting the Directors in establishing the annual goals and objectives of the chief executive officer and the chief financial officer;
•	Recommending to the Directors the compensation of the Directors and of the chief executive officer and the chief financial officer;
•	Overseeing the performance evaluation of the executive officers of Lincolnway Energy and recommending their compensation;
•	Overseeing and advising the Directors on the adoption of policies that govern Lincolnway Energy’s compensation programs; and
•	Overseeing the administration of any equity-based compensation and other benefit plans.
The compensation committee does not have the authority to establish the compensation of any officer or director, with the ultimate decision on all such matters to be made by the Directors.

The compensation committee does not have the authority to retain outside advisors to assist it in carrying out its duties and responsibilities without the consent of the Directors.
The report of the compensation committee appears later in this proxy statement.
Meetings of the Directors; Attendance of Member Annual Meetings.
The Directors held a total of 59 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2006. During the fiscal year ended September 30, 2006, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the Directors on which the director served during the period that he served.
Lincolnway Energy does not have any formal policy with regard to directors’ attendance at annual meetings of the members. Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of members, and all of the directors attended the last annual meeting of the members that was held on March 27, 2006.
Member Communications to the Directors.
A member desiring to send communications to the Directors may do so in writing by delivering the writing to Lincolnway Energy’s principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the chairman. Lincolnway Energy will provide a copy of each such writing to each director.
Executive Officers of Lincolnway Energy.
The officers of Lincolnway Energy are elected annually by the Directors at the annual meeting of the Directors, and hold office until the next annual meeting of the Directors and until their respective successors are elected. An officer may be removed by the Directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer. Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the mailing of this proxy statement.
Some of the officers of Lincolnway Energy are identified above under “Directors Continuing In Office After The Meeting”.
The executive officers of Lincolnway Energy as of the date of the mailing of this proxy statement were Richard Brehm and Kim Supercynski, and the following paragraphs provide some information about Mr. Brehm and Ms. Supercynski.

Richard Brehm. Mr. Brehm joined Lincolnway Energy on May 17, 2005 as the General Manager and was appointed president and chief executive officer on July 13, 2005. He has served in various management positions in agriculture and ethanol production since 1995. Mr. Brehm served as Director of Operations for International Ingredient Corporation, St. Louis, Missouri, from September 1995 to January 2002. During that time, he was responsible for the construction and operation of a fuel ethanol plant at Cleburne, Texas as well as nine other manufacturing plants. International Ingredient Corporation is a manufacturer of food and feed specialty ingredients for feed, pet food, pharmaceutical and baking companies.
From June 2002 to December 2003, Mr. Brehm served as a broker-manager with Agri Management Services in Monticello, Iowa. During that time, Mr. Brehm obtained a Series III Commodity Brokers License and worked to provide companies and producers with grain marketing and procurement strategies.
In January 2004, Mr. Brehm became Director of Plant Operations at United Bio Energy, Wichita, Kansas, where he served as interim general manager at Platte Valley Fuel Ethanol, Central City, Nebraska between January 2004 and May 2004. He continued to work on numerous ethanol plant projects throughout the Midwest until United Bio Energy appointed him general manager of Big River Resources, West Burlington, Iowa from October 2004 to March 2005. During April 2005 and May 2005, United Bio Energy assigned Mr. Brehm to develop additional ethanol plants in Kansas and Nebraska.
Mr. Brehm is 53.
Kim Supercynski. Ms. Supercynski has served as the chief financial officer of Lincolnway Energy since October 2005. She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005. Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Ms. Supercynski is a certified public accountant and a certified treasury professional. Ms. Supercynski is 44.
Significant Employees.
Lincolnway Energy has three employees who Lincolnway Energy believes make a significant contribution to its business. Those employees are Larson Dunn, Kristine Strum and Ron Gates. Lincolnway Energy does not have a written employment agreement with any of those employees.
Larson Dunn. Mr. Dunn has served as the plant manager for Lincolnway Energy since October 17, 2005. He was employed by Archer Daniels Midland at Peoria, Illinois, as a mill fermentation superintendent from January, 2003 until October, 2005. He was employed as a plant chemist at Williams Bio Ethanol in Pekin, Illinois, from September, 1998 to January, 2003. Williams Bio Ethanol operates a 150 million gallon ethanol plant located in Pekin, Illinois. Mr. Dunn is 51.
Kristine Strum. Ms. Strum has served as the controller for Lincolnway Energy since December 12, 2005. She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005. Iowa Newspapers, Inc. is a newspaper publishing company. Ms. Strum is 41.

Ron Gates. Mr. Gates has been the commodities manager for Lincolnway Energy since August 1, 2005. He was employed as a grain division manager by Heart of Iowa Cooperative, in Roland, Iowa, from August, 1989 to January, 2005. Mr. Gates is 63. Mr. Gates will be retiring as the commodities manager in 2007, but it is expected that Mr. Gates will continue with Lincolnway Energy until approximately March, 2007 to assist with the transition of the commodities manager position to his replacement, David Zimmerman.
Lincolnway Energy also believes that David Zimmerman will make a significant contribution to Lincolnway Energy’s business. Lincolnway Energy does not have a written employment agreement with David Zimmerman.
David Zimmerman. Mr. Zimmerman started employment with Lincolnway Energy as their new commodities manger on March 5, 2007. He was employed as a commodities analyst by RJ O’Brien and Associates in West Des Moines, Iowa from March, 2004 to March, 2007. RJ O’Brien and Associates is a future commodities merchant. He was employed as a commodities merchant with Agri Grain Marketing/Cargill in West Des Moines, Iowa and Eddyville, Iowa from August, 2002 to March 2004. Agri Grain Marketing/Cargill is a cash grain brokerage business. Mr. Zimmerman is 34.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
The following table shows the compensation paid by Lincolnway Energy to Richard Brehm, Lincolnway Energy’s president and chief executive officer, during the period from May 19, 2004 (date of inception) to September 30, 2004 and during the fiscal years ended September 30, 2005 and 2006.
Summary Compensation Table

				Other Annual
Name and Principal Position	Fiscal Year[2]	Salary[3]	Bonus	Compensation[4]
Richard Brehm,	2004	$-0-	$-0-	$-0-
President and CEO[1]	2005	$43,269	$2,500	$-0-
	2006	$131,154	$20,000	$2,158

Note 1:	Richard Brehm became employed by Lincolnway Energy on May 17, 2005. He became the President and Chief Executive Officer on July 13, 2005.

Note 2:	Lincolnway Energy was organized on May 19, 2004, and its fiscal year ends on September 30.

Note 3:	This amount includes contributions by Mr. Brehm into Lincolnway Energy’s employee deferred compensation plan.

Note 4:	This amount represents Lincolnway Energy’s contributions to the employee deferred compensation plan.

William Couser served as the interim president and chief executive officer of Lincolnway Energy from the inception of Lincolnway Energy in May, 2004 until July 13, 2005. Mr. Couser did not, however, receive any compensation from Lincolnway Energy during that time period.
Lincolnway Energy also reimburses Mr. Brehm for any reasonable costs and expenses incurred by him in connection with the performance of his duties and services to and on behalf of Lincolnway Energy.
Employment Agreements and Termination of Employment and Change in Control Arrangements.
As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any written employment agreement with Mr. Brehm or any other officer.
As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any compensatory plan or arrangement with any employee which results or will result in payments to the employee from the resignation, retirement or other termination of the employee’s employment with Lincolnway Energy or from a change in control of Lincolnway Energy or a change in the employee’s responsibilities following a change in control of Lincolnway Energy.
Director Compensation.
The Directors approved a director fee of $1,000 per month at a meeting held on June 7, 2006. The fee is payable quarterly, in arrears, and a director must attend at least 75% of all director meetings for the quarter in order to receive the fee. A director may attend a meeting in person, by phone or any other method provided in Lincolnway Energy’s governing documents. The director fee was made retroactively effective as of April 1, 2006.
The Directors also approved an annual fee of $20,000 for the chairman of Lincolnway Energy, and an annual fee of $10,500 for each of the vice president, secretary and treasurer of Lincolnway Energy. The officer fee is payable quarterly, and was made retroactively effective as of April 1, 2006. As of the date of the mailing of this proxy statement, William Couser was the chairman, Jeff Taylor was the vice president, Timothy Fevold was the secretary and Terrill Wycoff was the treasurer.
The Directors approved the offer and sale of up to 100 units of Lincolnway Energy to each of the nine directors of Lincolnway Energy, at a purchase price of $1,000 per unit, at a meeting held on June 12, 2006. Lincolnway Energy sold an aggregate of 810 units, for an aggregate of $810,000, on June 12, 2006 to the nine directors of Lincolnway Energy pursuant to that authorization. William Couser, Jeff Taylor, Timothy Fevold, Terrill Wycoff, Brian Conrad, David Eggers, James Hill and Rick Vaughan each purchased 100 units, and David Hassebrock purchased 10 units. The fair market value per unit based on an appraisal was $1,375, for an aggregate of $1,113,750 of fair value. The $303,750 difference between the appraised fair market value and the purchase price was considered compensation to the Directors and is included in the general and administrative expenses in the statement of operations.

Compensation Committee Interlocks and Insider Participation.
One of the committees of the Directors is the Human Resources, Benefits & Compensation Committee. The members of that committee during the fiscal year ended September 30, 2006 were Rick Vaughan, Terry Wycoff, Tim Fevold and Dave Eggers. Those same individuals are the members of the committee for the fiscal year ending September 30, 2007. The members of the committee are also Directors. Terry Wycoff also serves as the treasurer of Lincolnway Energy, and Tim Fevold also serves as the secretary of Lincolnway Energy.
During the fiscal year ended September 30, 2006, none of the officers of Lincolnway Energy served on the compensation committee (or its equivalent) or board of directors of another entity who had an executive officer who also served as a director of Lincolnway Energy or on Lincolnway Energy’s Human Resources, Benefits & Compensation Committee.
RATIFICATION OF INDEPENDENT AUDITOR
The Directors and the audit committee have selected McGladrey & Pullen, LLP as Lincolnway Energy’s independent auditor for the fiscal year ending September 30, 2007, and the Directors are asking the members to ratify that selection. McGladrey & Pullen, LLP has served as Lincolnway Energy’s independent auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy’s independent auditor is within the authority of the Directors and the audit committee, the Directors consider the selection of the independent auditor to be an important matter of member concern and are submitting the selection of McGladrey & Pullen, LLP for ratification by the members as a matter of good corporate practice.
If a quorum is present at the Meeting, the affirmative vote of the members holding at least a majority of the Units represented at the Meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy’s independent auditor for the fiscal year ending September 30, 2007. The Directors recommend a vote for the proposal.
One or more representatives of McGladrey & Pullen, LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES
The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of Lincolnway Energy’s annual financial statements for the fiscal years ended September 30, 2005 and 2006, and fees billed for other services rendered by McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc. during those periods:

	Year Ended September 30,
	2005	2006
Audit Fees	$32,130	$93,000
Tax Fees	$10,774	$17,000
All Other Fees	$—	$38,128

Total	$42,904	$148,128

Audit Fees. The audit fees were incurred for the audit by McGladrey & Pullen, LLP of Lincolnway Energy’s annual financial statements and review of the financial statements included in Lincolnway Energy’s quarterly reports on Form 10-Q or services that are normally provided by McGladrey & Pullen, LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2005 and 2006. Lincolnway Energy’s Form 10 became effective on March 28, 2006, and Lincolnway Energy was required to file quarterly reports on Form 10-Q beginning with the quarterly period ended December 31, 2005.
Tax Fees. The tax fees were billed for services rendered by RSM McGladrey, Inc. for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1’s.
All Other Fees. The all other fees were billed to Lincolnway Energy for products and services provided by RSM McGladrey, Inc which are not included under audit fees or tax fees. The nature of the products and services comprising the all other fees was a cost segregation study and a director and officer compensation review.
The Directors have concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey & Pullen, LLP.
Each specific engagement of McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc is approved by the Directors. None of the services included within tax fees or all other fees were approved by the Directors pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
The percentage of hours expended on McGladrey & Pullen, LLP’s engagement to audit Lincolnway Energy’s financial statements for the fiscal year ended September 30, 2006 that were attributed to work performed by persons other than McGladrey & Pullen, LLP’s full time, permanent employees did not exceed 50%.
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Units as of March 9, 2007 by the following individuals:
•	Lincolnway Energy’s directors;
•	Lincolnway Energy’s officers;
•	Each nominee for election as a director at the Meeting; and
•	All of Lincolnway Energy’s directors and officers as a group.

Lincolnway Energy had an aggregate of 42,859 outstanding Units as of March 9, 2007.
Security Ownership Table

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership[1]	Percent of Class
William Couser,	513	1.20%
Director and Chairman
Jeff Taylor,	500	1.17%
Director and Vice President
Timothy Fevold,	201	.47%
Director and Secretary
Terrill Wycoff,	325	.76%
Director and Treasurer
Brian Conrad,	553	1.29%
Director
Rick Vaughan,	100	.23%
Director
James Hill,	350	.82%
Director
David Hassebrock,	35	.08%
Director
David Eggers,	301	.70%
Director
Richard Brehm,	-0-	0%
President and Chief Executive Officer
Kim Supercynski,	25	.06%
Chief Financial Officer
Richard Johnson, nominee	42 [2]	.10%
for director

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership[1]		Percent of Class
Franklin Codel, nominee	60	[3]	.14%
for director
Lad Grove, nominee	25	[4]	.06%
for director
Kurt Olson, nominee	200		.47%
for director
Perry Ritland, nominee	51		.12%
for director
All directors and officers as a group (excluding nominees for director)	2,903		6.78%

[1]	Unless otherwise indicated by a footnote, all of the Units are directly owned by the listed individual.

[2]	Richard Johnson owns the Units jointly with his spouse.

[3]	Franklin Codel holds the Units jointly with his spouse.

[4]	Lad Grove holds the Units jointly with his spouse.
To Lincolnway Energy’s knowledge, as of March 9, 2007:
•
No person or group was the beneficial owner of more than 5% of the outstanding Units, and no person or group held more than 5% of the outstanding Units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of Units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.
AUDIT COMMITTEE REPORT
The Directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy. The audit committee’s purpose is to assist the Directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy’s financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy’s independent auditor, and the performance of Lincolnway Energy’s internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy’s system of internal control. Lincolnway Energy’s independent auditor, McGladrey & Pullen, LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
The audit committee has reviewed and discussed Lincolnway Energy’s audited financial statements and related footnotes for the fiscal year ended September 30, 2006, and the independent auditor’s report on those financial statements, with Lincolnway Energy’s management and McGladrey & Pullen, LLP. Management represented to the audit committee that Lincolnway Energy’s financial statements were prepared in accordance with generally accepted accounting principles. McGladrey & Pullen, LLP presented the matters required to be discussed with the audit committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and SEC Regulation S-X Rule 2-07.
The audit committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The audit committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with McGladrey & Pullen, LLP that firm’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the Directors that the audited financial statements be included in Lincolnway Energy’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Terry Wycoff (Chair)
Timothy Fevold
Brian Conrad
James Hill
COMPENSATION COMMITTEE REPORT
The compensation committee’s role includes assisting the Directors in establishing goals and objectives for the chief executive officer and the chief financial officer, and, after reviewing the results of the performance of the chief executive officer and of the chief financial officer, to recommend their compensation to the Directors for approval.
Lincolnway Energy operates in a competitive and rapidly expanding and evolving industry. The key objectives of Lincolnway Energy’s executive compensation program are to attract, motivate and retain executive officers with the abilities and background to promote Lincolnway Energy’s success and move Lincolnway Energy toward leadership in the ethanol industry. Lincolnway Energy currently seeks to achieve these objectives by providing executive officers with competitive cash compensation through salary, bonus and contributions by Lincolnway Energy to Lincolnway Energy’s employee deferred compensation plan.

The base salaries for the chief executive officer and the chief financial officer are determined based on a variety of factors, including their scope of responsibilities, a market competitive assessment of similar roles at other similarly situated companies, and general performance. The base salaries of the chief executive officer and the chief financial officer are fixed on an annual basis, and are not tied to the achievement of any specific performance goals or requirements for any fiscal year. Lincolnway Energy intends to establish the base salaries of the chief executive officer and chief financial officer at levels that allow Lincolnway Energy to attract and retain executive officers that will best position Lincolnway Energy to be able to attempt to reach its business goals. The base salaries of the chief executive officer and the chief financial officer are reviewed annually on their respective anniversary dates in May and October, and may be adjusted after considering the above factors.
The chief executive officer and the chief financial officer also have the opportunity to earn an annual bonus of up to 25% of their base salary. The bonus will be based on a weighted list of goals and objectives that must be achieved by the officers and Lincolnway Energy. The bonus program is administered semiannually with payments made in April and October.
The chief executive officer and the chief financial officer do not make recommendations regarding base salaries or bonuses, with such recommendations being made by the compensation committee to the Directors based upon the above factors. The salary and bonus amounts are subject to approval by the Directors. The Directors did not modify or reject in any material way any recommendation of the compensation committee with respect to the salary and bonus payable to the chief executive officer and the chief financial officer for the fiscal year ended September 30, 2006.
Lincolnway Energy makes a contribution to Lincolnway Energy’s employee deferred compensation plan on behalf of the chief executive officer and the chief financial officer, in an amount equal to 3% of their base salary. The chief executive officer and the chief financial officer can also contribute up to 19% of their base salaries to the employee deferred compensation plan.
Lincolnway Energy reimburses the chief executive officer and the chief financial officer for reasonable costs and expenses incurred by them in connection with the performance of their duties and services to and on behalf of Lincolnway Energy, including, for example, travel, lodging and meal costs.
The chief executive officer and chief financial officer do not receive any specific fee or other compensation for participation in any meetings of the Directors or any committees of the Directors.
Lincolnway Energy currently does not offer any unit or other equity based incentives or programs to the chief executive officer or the chief financial officer.

Lincolnway Energy also provides the chief executive officer and the chief financial officer with the same level and offering of benefits as are made available to other employees, such as health and dental insurance, flexible spending account, 401k plan, group life insurance and paid time off.
COMPENSATION COMMITTEE
Rick Vaughan (chair)
Terry Wycoff
Tim Fevold
Dave Eggers
PERFORMANCE GRAPH
The following graph compares the cumulative total return on units of Lincolnway Energy with the cumulative total return of the NASDAQ Market Index and the SIC Code Index (SIC Code 2869—Industrial Organic Chemicals, Not Elsewhere Classified) over the period of July 31, 2006 through September 30, 2006. The graph assumes the investment of $100 on July 31, 2006 and the reinvestment of any dividends. The graph, and the data for the graph, were prepared and compiled by Ipreo, LLC.

Lincolnway Energy/SIC Code/NASDAQ	7/31/2006	8/31/2006	9/30/2006
Lincolnway Energy	100.00	87.95	101.01
SIC Code Index	100.00	109.86	105.04
NASDAQ Market Index	100.00	104.41	108.08

The SIC Code Index is based on SIC Code 2869—Industrial Organic Chemicals, Not Elsewhere Classified, which includes companies such as Green Plains Renewable Energy, Inc.; Aventine Renewable Energy; and VeraSun Energy Corp.
The period for the above graph is July 31, 2006 through September 30, 2006. The July 31, 2006 date was utilized because there were no transactions in Lincolnway Energy’s units until July, 2006.
Lincolnway Energy’s units are not listed on any exchange and are not publicly traded. The pricing information for Lincolnway Energy’s units was based upon the limited transactions that occurred pursuant to the unit matching service which is made available on Lincolnway Energy’s website during the months of July, 2006, August, 2006 and September, 2006. The per unit sales prices for those months were, respectively, $2,970; $2,612; and $3,000. The $2,970 amount for July, 2006 is the weighted average of the transactions that occurred during July, 2006, with 30 units having been sold for $4,175 per unit and 77 units having been sold for $2,500 per unit. The unit matching service is not a public trading market and has numerous conditions and limitations.
The application of the SEC’s requirements for the performance graph to Lincolnway Energy’s specific facts and circumstances is, therefore, difficult. In any event, past performance is not necessarily indicative of future performance or results.
MEMBER PROPOSALS FOR 2008 ANNUAL MEETING
Lincolnway Energy currently anticipates holding the annual meeting for 2008 in March or April of 2008.
In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy’s proxy materials for the annual meeting of members to be held in 2008, the proposal must have been received at Lincolnway Energy’s principal executive office by no later than the close of business on November 14, 2007. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy’s proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy’s proxy materials.
Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Lincolnway Energy’s principal executive office by no later than January 22, 2008.
Under Section 5.3(b) of the Operating Agreement of Lincolnway Energy, any member that intends to nominate one or more persons for election as a director at an annual meeting may do so only if written notice of the member’s intent to make the nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of Lincolnway Energy not less than 60 days, nor more than 90 days, prior to the annual meeting of the members. The notice must include the information set forth in Section 5.3(b) of the Operating Agreement.

A member who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Operating Agreement of Lincolnway Energy. Lincolnway Energy will not consider any proposal or nomination that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Operating Agreement of Lincolnway Energy.
All proposals and nominations should be directed to Lincolnway Energy’s principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy’s secretary. Lincolnway Energy suggests that proposals be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.
OTHER MATTERS
The Directors do not intend to bring any other business before the Meeting. Also, as discussed in the section entitled “VOTING SECURITIES”, given that the vote at the Meeting is being taken by ballot provided to the members before the Meeting, no member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the election of three directors and the ratification of the selection of Lincolnway Energy’s independent auditors as described and provided in this Proxy Statement.
By order of the Directors,
/s/ Timothy Fevold
Timothy Fevold, Secretary
Nevada, Iowa
March 12, 2007

LINCOLNWAY ENERGY, LLC
BALLOT
Annual Meeting of Members
April 3, 2007
This Ballot is provided to you as a member of Lincolnway Energy, LLC. The units held by you will be voted in accordance with your specifications provided on this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy, LLC. You must complete, date and sign this Ballot. You can deliver this Ballot in person at the annual meeting. You can also deliver this Ballot to the principal office of Lincolnway Energy, LLC in person or by mail. In either case, the Ballot must be received by Lincolnway Energy, LLC by no later than 3:00 p.m. on April 3, 2007 in order to be valid and counted. If you return this Ballot to Lincolnway Energy, LLC and attend the annual meeting and want to change your vote, you may do so if you notify the chairperson or the secretary of the annual meeting at any time before the vote of the members is taken at the annual meeting. You will then be provided with another ballot to complete and deliver at the annual meeting. This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.
This Ballot is solicited on behalf of the Directors of Lincolnway Energy, LLC.
Election of Directors
There are three director positions to be filled, and there are eight nominees to fill those three positions. You cannot vote for more than three of the nominees. If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees. You can vote for less than three nominees. In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees. If you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees. You will in each case still be deemed present for purposes of establishing a quorum for the annual meeting. The directors recommend the election of any three of David Eggers, David Hassebrock, James Hill and Richard Johnson.
I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN “X” IN THE BOX NEXT TO THE NAME OF THE NOMINEE)

☐ Franklin Codel	☐ David Eggers	☐ Lad Grove

☐ David Hassebrock	☐ James Hill	☐ Richard Johnson

☐ Kurt Olson	☐ Perry Ritland
Ratification of Selection of Auditors
I hereby vote as follows with respect to the selection of McGladrey & Pullen, LLP to act as independent auditors for Lincolnway Energy, LLC for the fiscal year ending September 30, 2007. (PLACE AN “X” IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐ FOR	☐ AGAINST	☐ ABSTAIN
A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against the vote on the ratification of the selection of auditors.
Dated: ________________, 2007.

[SIGNATURE BLOCK FOR INDIVIDUALS	[SIGNATURE BLOCK FOR ENTITY]
OR JOINT—BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

(Signature 1)	(PRINTED Entity Name)

Printed Name 1:	By:

(Authorized Signature)

Printed Authorized Name:

(Signature 2)

Printed Name 2:	Title: